SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2005

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On April 22, 2005, the Board of Directors of Triumph Group, Inc. (the “Company”), ratifying the approval of the Compensation and Management Development Committee (the “Committee”) of the Board of Directors, approved the acceleration of the vesting of “underwater” unvested stock options held by certain current employees, including executive officers.  Stock options held by non-employee directors were not included in the acceleration.  A stock option was considered “underwater” if the option exercise price was greater than $30.74 per share.

The table attached as Exhibit 99.1 summarizes the outstanding options subject to accelerated vesting.

The decision to accelerate vesting of these underwater stock options was made primarily to avoid recognizing compensation cost in the Consolidated Statement of Income in future financial statements upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which when effective will require all share- based payments to employees, including grants of employee stock options, to be recognized on the Company’s financial statements based on their fair values.  SFAS 123R will become effective as to the Company beginning April 1, 2006.  Additionally, the Company believes underwater stock options may not be offering the affected employees sufficient incentive when compared to the potential future compensation expense that would have been attributable to these stock options.

The 238,250 stock options affected by this accelerated vesting represent approximately 25.6% of the outstanding stock options awarded to the employees.  The Company will report the avoided future compensation expense in its first quarter fiscal 2006 financial statements as pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

Also on April 22, 2005, the Board of Directors of the Company, ratifying the approval of the Committee, approved grants of performance-based restricted stock awards to certain management-level employees, including executive officers, under the Company’s 2004 Stock Incentive Plan (the “Plan”).  The number of shares of common stock of the Company covered by the awards will be determined by the Company’s performance against criteria established by the Committee and the Board of Directors concurrently with the awards.  The release of shares determined to be earned by such performance will be further conditioned on continued employment for the specified term of the award.  The awards will otherwise be subject to the terms and conditions provided in the Plan for restricted stock awards.

The Company believes that the performance-based restricted stock awards will further align management’s interest in the performance of the Company with that of the stockholders.

Item 9.01                Financial Statements and Exhibits.

(c)                                  Exhibits.

Number	Description of Document
99.1	Summary of Options Subject to Acceleration

99.2	Form of Stock Award Agreement under the 2004 Stock Incentive Plan.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005

TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of Options Subject to Acceleration

99.2	Form of Stock Award Agreement under the 2004 Stock Incentive Plan.